Exhibit 4.04
Specimen Stock Certificate

Utah Medical Products, Inc.
Incorporated Under the Laws of the State of Utah
This Certificate is Transferable in Cranford, NJ or New York, NY

Number: __________	Shares: _________
See Rights Legend of Reverse Side	See Reverse for Certain Definitions
CUSIP 917488 10 8

THIS CERTIFIES THAT _______________________________

is the owner of ____________________________________
Fully Paid and Non-Assessable Common Shares of the Par Value of $.01 Each of
Utah Medical Products, Inc.
transferable on the books of the Corporation by the holder thereof in person or by duly authorized Attorney upon surrender of this Certificate properly endorsed. This Certificate is not valid until countersigned and registered by the Transfer Agent and Registrar.
Witness the signature of its duly authorized officers.
Dated: ________________

/s/ Kevin L. Cornwell
Chairman

/s/ Paul O. Richins
Treasurer

Countersigned and Registered:
Registrar and Transfer Company
Transfer Agent and Registrar

By:__________________________________
Authorized Signature

Utah Medical Products, Inc
Corporate Seal
Utah

Until the Separation Date (as defined in the Rights Agreement referred to below), this certificate also evidences and entitles the holder thereof to certain Rights as set forth in a Rights Agreement, dated as of the 28th day of October, 1994 (the “Rights Agreement”), between Utah Medical Products, Inc. (the “Company”), and Registrar and Transfer Company, as Rights Agent, the terms of which are hereby incorporated herein by reference and a copy of which is on file at the principal executive office of the Company. Under certain circumstances, as set forth in the Rights Agreement, such Rights may be redeemed by the Company, may expire, may become void (if, in certain cases, they are “Beneficially Owned” by an “Acquiring Person”, as such terms are defined in the Rights Agreement, or a transferee thereof) or may be evidenced by separate certificates and may no longer be evidenced by this certificate. The Company will mail or arrange for the mailing of a copy of the Rights Agreement to the holder of this certificate without charge within five days after the receipt of a written request therefor.
The Corporation is authorized to issue different classes of shares and different series within classes and to fix the designations, preferences, limitations, and relative rights for any existing or future classes of series. The Corporation will furnish any shareholder, without charge, a statement of the designations, preferences, limitations, and relative rights of each different class or series on written request by the shareholder.

The following abbreviations, when used in the inscription on the face of this certificate, shall be construed as though they were written out in full according to applicable laws or regulations:
TEN COM	-	as tenants in common
TEN ENT	-	as tenants by the entireties
JT TEN	-	as joint tenants with right of survivorship and not as tenants in common
Additional abbreviations may also be used though not in the above list.

UNIF GIFT MIN ACT - ______________________ Custodian ___________________ under Uniform Gifts to Minors Act ___________________
                     (Cust)                                              (Minor)                                                                                  (State)

UNIF TRF MIN ACT - ______________________ Custodian (until age __ ) ________________ under Uniform Tranfers to Minors Act _____________
                  (Cust)                                                                   (Minor)                                                                              (State)

FOR VALUE RECEIVED, ____________________________ hereby sell, assign and transfer unto
Please insert Social Security or other identifying number of assignee ________________

___________________________________________________________________________
(Please print or typewrite name and address, including ZIP code, of assignee)
___________________________________________________________________________
___________________________________________________________________________
_____________________________________ Shares of the common stock represented by the within Certificate, and do herby irrevocably constitute and appoint ___________________________________________ Attorney to transfer the said stock on the books of the within named Corporation with full power of substitution in the premises.
Dated ____________________

_____________________________________________________________________________
Notice: The signature to this assignment must correspond with the name as written upon the face of the certificate in every particular, without alteration or enlargement or any change whatever.

Signature(s) Guaranteed:

___________________________________________________________________________
The signature(s) should be guaranteed by an eligible guarantor institution (Banks, Stockbrokers,
Savings and Loan Associations and Credit Unions with membership in an approved Medallion
Signature Guarantee program), pursuant to S.E.C. Rule 17Ad-15.

Rights Agreement Amended Date 30th day of July, 2004